Filed Pursuant To Rule 433

Registration No. 333-203585

October 9, 2015

It's A Macro Driven World — Use SPDR ETFs To Invest In It

Global Central Bank Balance Sheets And Notoriety Have Surged Over The Last 10 Years, Creating A Macro Driven World



Increase In Central Bank News Stories
40%
Fed
283%
ECB
167%
PBOC
43%
BOJ
Increase In Central Bank Assets
450%
Federal Reserve
154%
European Central Bank
253%
Peoples Bank of China
140%
Bank of Japan

We found that clients have three main concerns[1]

1 **Concern**: Bond Market Uncertainty
Solution: Expand your bond portfolio — navigate rates but stay diversified

2 **Concern**: Global Growth Slowdown
Solution: Continue to buy into the market, don't just buy the market

3 **Concern**: Market Volatility
Solution: Tail risk protection with Gold

SPDR ETF Solutions For The Macro Driven World

	Name	Ticker	Gross Expense Ratio (%)	Net Expense Ratio (%)
1	***SPDR Doubleline Total Return Tactical ETF***	*TOTL*	***0.65%***	***0.55%****
	SPDR Blackstone/GSO Senior Loan ETF	*SRLN*	***0.70***	***0.70***
	SPDR Barclays Short Term High Yield Bond ETF	*SJNK*	***0.40***	***0.40***
	SPDR Barclays Convertible Securities ETF	CWB	0.40	0.40
	SPDR Barclays Investment Grade Floating Rate ETF	FLRN	0.15	0.15
2	***SPDR S&P Regional Banking ETF***	*KRE*	***0.35***	***0.35***
	SPDR S&P Biotech ETF	XBI	0.35	0.35
	SPDR S&P Homebuilders ETF	XHB	0.35	0.35
	SPDR Euro STOXX 50 ETF	*FEZ*	***0.29***	***0.29***
	SPDR Dow Jones International Real Estate ETF	RWX	0.59	0.59
3	SPDR Gold Shares	GLD	0.40	0.40

Source: State Street Global Advisors, Bloomberg July 31, 2015. Period measured 07/2005 to 07/2015 Figures represent the monthly total news stories where the central banks were mentioned
[1] Source SSGA, Survey was to determine which investment concerns and client portfolio considerations are on Investment Professionals' minds currently and for the remainder of 2015 (and beyond). NBDs, IBDs, RIAs and CFPs accounted for 83% of the survey responses (NBDs and IBDs totaled 57%). Majority of respondents firm's AUM were at either the $51-250 million (43%) or less than $50 million levels (31%)
* SSGA Funds Management, Inc. (SSGA FM or Adviser) has contractually agreed to waive its advisory fee and/or reimburse certain expenses, until October 31, 2016, so that the net annual fund operating expenses of the Fund will be limited to 0.55% of the Fund's average daily net assets before application of any extraordinary expenses or acquired fund fees and expenses. The contractual fee waiver and/or reimbursement does not provide for the recoupment by the Adviser of any fees the Adviser previously waived. The Adviser may continue the waiver and/or reimbursement from year to year, but there is no guarantee that the Adviser will do so and after October 31, 2016, the waiver and/or reimbursement may be cancelled or modified at any time. This waiver and/or reimbursement may not be terminated during the relevant period except with the approval of the Fund's Board of Trustees.

STATE STREET GLOBAL ADVISORS

IBG-16264 1

A Packaged Solution For Core Fixed Income From DoubleLine

TOTL

The Barclays US Aggregate Index (“the Agg”) yield per unit of duration has been in a multi-decade downward trend, and has left this “core” exposure vulnerable to higher rates

The Agg also represents a narrower slice of the fixed income market than bond investors realize, and active managers have been shown to add value in the expansive intermediate bond segment

The Agg’s Yield Per Unit of Duration Has Been in Downward Trend, and Well Below its Historical Average Of Investor Payoff For Fixed Income Exposure

Yield Per Unit Of Duration

2.5

2.0

1.5

1.0

0.5

0.0

Apr-89 Jan-91 Oct-92 Jul-94 Apr-96 Jan-98 Oct-99 Jul-01 Apr-03 Jan-05 Oct-06 Jul-08 Apr-10 Jan-12 Oct-13 Jul-05

Barclays US Aggregate Bond Index Yield Per Unit of Duration Average

Percentage of Actively Managed Funds That Outperformed the S&P 500 and Barclays Intermediate Government/Credit Index

70

14

69

24

59

11

51

18

1 year 3 year 5 year 10 year

Investment-Grade Intermediate Fixed Income Funds Large-Cap Equity Funds

SSGA, Barclays, Bloomberg LP As of July 31, 2015 S&P Indices Versus Active (SPIVA®) US Year-End 2014. Benchmarks: S&P 500 and Barclays Intermediate Gov/Credit.

Past performance is not a guarantee of future results. The funds were categorized by S&P. The Barclays Intermediate Gov/Credit Index was used to measure the performance of intermediate bond mutual funds and is different than the benchmark for the SPDR Doubleline Total Return Tactical Bond ETF

STATE STREET

GLOBAL ADVISORS IBG-16264 2

A Packaged Solution For Core Fixed Income From DoubleLine

TOTL

SPDR DoubleLine® Total Return Tactical ETF

	Ticker	TOTL
Fund Information	Name	SPDR Doubleline Total Return Tactical ETF
	Gross Expense Ratio (%)	0.65
	Net Expense Ratio (%)	0.55*
	Total Assets	$920,098,000
	Strategy Type	Active
	Strategy Focus	Aggregate
	Index Weighting Methodology	Active
Liquidity	30 Days Average Daily Volume (shares)	245,597
	30 Days Average Daily Volume ($m)	$12,152,705.74
	30 Day Average Day Bid/Ask Spread (%)	0.09%
Portfolio	30 Day SEC Yield[1]	3.12
	Duration	4.27

TOTL Sector Weights versus the Barclays US Aggregate Bond Index



35%
28%
9%
0%
13%
0%
6%
2%
9%
2%
6%
0%
5%
24%
12%
0%
5%
36%
0%
1%
0%
7%
Agency MBS
Bank Loans
Cash
CMBS
Emerging Markets
Corporate - HY
Corporate - IG
Non-Agency MBS
Treasury
ABS
Gov Related
TOTL
Barclays U.S. Aggregate Bond Index

Fund Objective:

The SPDR® DoubleLine® Total Return Tactical ETF seeks to maximize total return

Additional Information

TOTL leverages the experience of bond manager Jeffrey Gundlach and his team at DoubleLine Capital to seek to deliver a core fixed income exposure for advisors. TOTL seeks to maximize total return over a full market cycle by actively investing across global fixed income sectors and mixes traditional interest-rate sensitive sector with non-traditional credit-sensitive sectors The fund is managed to seek to pursue lower interest rate risk than the market as measured by the Barclays US Aggregate Bond Index

Source: SSGA, Bloomberg, DoubleLine As of July 31, 2015, 1 30 Day SEC Yield used as result of the fund not having a full calendar years worth of dividends paid to reflect a trailing 12 month dividend yield Allocations and Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. *SSGA Funds Management, Inc. ("SSGA FM" or "Adviser") has contractually agreed to waive its advisory fee and/or reimburse certain expenses, until October 31, 2016, so that the net annual fund operating expenses of the Fund will be limited to 0.55% of the Fund's average daily net assets before application of any extraordinary expenses or acquired fund fees and expenses. The contractual fee waiver and/or reimbursement does not provide for the recoupment by the Adviser of any fees the Adviser previously waived. The Adviser may continue the waiver and/or reimbursement from year to year, but there is no guarantee that the Adviser will do so and after October 31, 2016, the waiver and/or reimbursement may be canceled or modified at any time. This waiver and/or reimbursement may not be terminated during the relevant period except with the approval of the Fund's Board of Trustees.
Past performance is not a guarantee of future results.

STATE STREET GLOBAL ADVISORS

IBG-16264

3

A Building Block Approach To Fixed Income Portfolio Construction

An Expanded US Aggregate Example With SPDR ETFs

This Portfolio Seeks to:

- Reduce exposure to the interest rate sensitive Aggregate fixed income sectors
- Expand into non-Aggregate sectors such as Senior Loans Floating Rate Notes, and Short Duration High Yield
- Lower duration and Increase yield
- Maintain investment grade credit rating

Ticker	Name	Weight (%)
Government		**15.00**
ITE	SPDR Barclays Intermediate Term Treasury ETF	15.00
Credit		**70.00**
SCPB	SPDR Barclays Short Term Corporate Bond ETF	17.50
ITR	SPDR Barclays Intermediate Term Corporate Bond ETF	17.50
SJNK	SPDR Barclays Short Term High Yield Bond ETF	15.00
SRLN	SPDR Blackstone/GSO Senior Loan ETF	10.00
FLRN	SPDR Barclays Investment Grade Floating Rate Bond ETF	10.00
Securitized		**15.00**
MBG	SPDR Barclays Mortgage Backed Bond ETF	15.00
Total		**100.00**

Characteristics	Portfolio	Barclays US Aggregate Index
Yield to Worst (%)	2.6	2.3
Duration	2.9	5.6
Credit Spread (bps)	177	54.9
Bloomberg Composite Rating	A-	AA

Characteristic	Portfolio	Barclays US Aggregate Index
Expected Standard Deviation	1.49	3.25

Investment Grade/Non Investment Grade Breakdown



Non-Investment Grade, 25%
Investment Grade, 75%

Source: Bloomberg, LP, SSGA , as of June 30, 2015 The Characteristics shown are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. **All Risk measures are derived from Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year.** Portfolio characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. Risk measures are generated by a Bloomberg Risk Model. The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially. Yield to Worst represents the lowest potential yield that can be received on a bond, including prepayment, call or put provisions that will allow the issuer to offer a lower coupon rate (if the bond has prepayment provisions) based on current market rates, without the issuer defaulting. Yield to worst will be the lowest or the same as yield to maturity but never higher. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS

IBG-16264

4

Floating Over Fixed Rate Exposures

SRLN **FLRN**

- The potential benefit of Floating Rate exposures is that the coupon adjusts based on movements in short term rates (Libor), while, a fixed rate bonds coupon does not
- For investors seeking additional income within a floating rate structure, and are able to withstand a higher level of credit risk, senior loans may be an optimal exposure

Looking Back On The Effect Of Floating Over Fixed

Average Monthly Return Compared to Increasing or Decreasing US Treasury 2 Year Yields[1]



Average Month Return (%)
1.00
0.80
0.60
0.40
0.20
0.00
-0.20
-0.40
0.94
-0.09
0.31
0.05
0.09
0.56
-0.18
0.90
S&P/LSTA U.S. Leveraged Loan 100 Index
Barclays U.S. Dollar Floating Rate Note < 5 Years Index
Barclays US Corporate 1-5 Year Index
Barcalys US Aggregate Index
2 Year Yield Increases
2 Year Yield Decreases

Looking Ahead On The Effect Of Floating Over Fixed

Hypothetical Performance After a +25 Bps Shift In US 6 Month Rate
(Based on holdings as of July 31, 2015)



P/L %
0.80
0.60
0.40
0.20
0.00
-0.20
-0.40
-0.60
-0.80
-1.00
-1.20
0.54
0.05
-0.50
-1.05
SRLN
FLRN
Barclays US Corporate 1-5 years Index
Barclays US Aggregate Bond Index

Source: SSGA, Bloomberg As of July 31, 2015,
[1] SSGA, Barclays Based on monthly change of the US Treasury 2 Year Yield relative to the Period measured 12/2004-07/2015

The hypothetical performance shown is not indicative of actual future performance, which could differ substantially. The hypothetical performance shown was created by State Street Global Advisors IBG Research Team. Hypothetical performance was generated using the Bloomberg Multi-Asset Global Risk Model, which includes historical volatilities, correlations and sensitivities to interest rates, credit spreads and risk factors and assumes a time horizon of 1 day. The hypothetical performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. The funds presented herein have different investment objectives, costs and expenses. The performance of each fund will necessarily depend on the ability of their respective managers to select portfolio investments. These differences, among others, may result in significant disparity in the funds' portfolio assets and performance. For further information on the funds, please review their respective prospectuses. **Past performance is not a guarantee of future results.** Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income.

STATE STREET GLOBAL ADVISORS

IBG-16264

5

Floating Over Fixed Rate Exposures

SRLN FLRN

SPDR Blackstone/GSO Senior Loan ETF

	Ticker	SRLN
Fund Information	Name	SPDR Blackstone/GSO Senior Loan ETF
	Gross Expense Ratio (%)	0.70
	Net Expense Ratio (%)	0.70
	Total Assets	$702,814,800
	Strategy Type	Active
	Strategy Focus	Bank Loans
	Index Weighting Methodology	Active
Liquidity	30 Days Average Daily Volume (shares)	127,338
	30 Days Average Daily Volume ($m)	$6,254,516
	30 Day Average Day Bid/Ask Spread (%)	0.08
Portfolio	Dividend Yield (Trailing 12 Month) %	4.21
	Duration	0.84

Fund Objective:

The investment objective of the SPDR® Blackstone/GSO Senior Loan ETF is to provide current income consistent with the preservation of capital. In pursuing its investment objective, the Portfolio seeks to outperform the Markit iBoxx USD Liquid Leveraged Loan Index (the "Primary Index") and the S&P/LSTA US Leveraged Loan 100 Index (the "Secondary Index") by normally investing at least 80% of its net assets (plus any borrowings for investment purposes) in Senior Loans. For purposes of this 80% test, "Senior Loans" are first lien senior secured floating rate bank loans.

SPDR Barclays Investment Grade Floating Rate ETF

	Ticker	FLRN
Fund Information	Name	SPDR Barclays Investment Grade Floating Rate ETF
	Gross Expense Ratio (%)	0.15
	Net Expense Ratio (%)	0.15
	Total Assets	$387,679,600
	Strategy Type	Passive (Optimized)
	Strategy Focus	Investment Grade Corporate
	Index Weighting Methodology	Market Cap
Liquidity	30 Days Average Daily Volume (shares)	36,031
	30 Days Average Daily Volume ($m)	$1,100,606
	30 Day Average Day Bid/Ask Spread (%)	0.28
Portfolio	Dividend Yield (Trailing 12 Month) %	0.58
	Duration	0.15

Fund Objective:

The SPDR® Barclays Investment Grade Floating Rate ETF seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Barclays US Dollar Floating Rate Note < 5 Years Index

Source: SSGA, Bloomberg As of July 31, 2015,
Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.
Past performance is not a guarantee of future results.

STATE STREET GLOBAL ADVISORS

IBG-16264

6

Shorten Duration, Heighten Yield SJNK JNK

Spreads may have widened recently, however, fundamentals remain strong and corporate default rates in 2015 are expected to be 2.5%–3%, well below the historical 4.5% levels1

Additionally, High Yield can be a diversifier as the 5 year correlation of returns in High Yield to the Barclays Aggregate is 0.17, the IG Corporate market is 0.882

Short Term High Yield Credit Spreads Are Above Recent Averages

1,000

900

800

Basis Points 700

600

500

400

300

Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15

Barclays US High Yield 1-5 Yr Cash Pay 2% Spread Average

1 Year Moving Average 1 Standard Deviation

1 Standard Deviation

Wide Spreads May Provide Tailwinds

In the months where the US Treasury Yield Increased, the spread the Barclays US High Yield 1–5 Yr Cash Pay 2%

Index spread tightened by 3%3

Yield Per Unit of Duration

(As of July 31, 2015)

2.78

1.58

0.41

SJNK JNK Barclays U.S.

Aggregate Index

Source: SSGA, Bloomberg As of July 31, 2015,

1 Moody’s and S&P , 2 Correlation of monthly returns of the Barclays High Yield US Index and the Barclays US Investment Grade Corporate Bond Index to the Barclays US Aggregate Index, 3 SSGA, Barclays Based on monthly change of the US Treasury 2 Year Yield and change in spread of the Barclays US High Yield Cash Pay 0-5 Yr 2% Capped Index OAS 07/31/1995 to July 31, 2015 Past performance is not a guarantee of future results. Period chosen as the longest available period of index data for high yield index.

The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean.

STATE STREET

GLOBAL ADVISORS IBG-16264 7

Shorten Duration, Heighten Yield SJNK JNK

SPDR Barclays Short Term High Yield Bond ETF

Ticker SJNK

SPDR Barclays Short Term High Yield Bond ETF

Name

Gross Expense Ratio (%) 0.40

Net Expense Ratio (%) 0.40

Fund Information Total Assets $3,929,636,100

Strategy Type Passive (Optimized)

Strategy Focus High Yield

Index Weighting Methodology Market Cap

30 Days Average Daily Volume (shares) 2,000,953

Liquidity 30 Days Average Daily Volume ($m) $57,146,999

30 Day Average Day Bid/Ask Spread (%) 0.04

Dividend Yield (Trailing 12 Month) (%) 5.39

Portfolio Duration 2.35

Fund Objective:

The SPDR® Barclays Short Term High Yield Bond ETF seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Barclays US High Yield 350mn Cash Pay 0–5 Yr 2% Capped Index

SPDR Barclays High Yield Bond ETF

Ticker JNK

Name SPDR Barclays High Yield Bond ETF

Gross Expense Ratio (%) 0.40

Net Expense Ratio (%) 0.40

Fund Information Total Assets $10,091,683,400

Strategy Type Passive (Optimized)

Strategy Focus High Yield

Index Weighting Methodology Market Cap

30 Days Average Daily Volume (shares) 8,609,418

Liquidity 30 Days Average Daily Volume ($m) $327,505,973

30 Day Average Day Bid/Ask Spread (%) 0.03

Dividend Yield (Trailing 12 Month) (%) 6.05

Portfolio Duration 4.42

Fund Objective:

The SPDR® Barclays High Yield Bond ETF seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Barclays High Yield Very Liquid Index

Source: SSGA, Bloomberg As of July 31, 2015,

Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.

Past performance is not a guarantee of future results.

STATE STREET

GLOBAL ADVISOR IBG-16264 8

Expand With Convertibles CWB

Convertible bonds have a low duration figure (3.97), relative to the Barclays US Aggregate Index (5.6), and have had strong positive returns during rising rate periods as result of its equity and economic sensitivity

Additionally, due to the hybrid nature of Convertible securities, potential diversification benefits arise as shown through historical correlations to traditional bond indexes

Convertible Securities Potential Diversification: Correlation1

Bloomberg US Treasury Bond Index -0.39

Barclays US Aggregate Index -0.24

Bloomberg 1-3 Year US Treasusry Bond Index -0.18

Bloomberg US Investment Grade Bond Index -0.15

Barclays US High Yield Index 0.64

Russell 2000 Index 0.87

S&P 400 Index 0.90

S&P 500 Index 0.90

Convertible Securities During Rising Rates

Over the last 10 Years, in the months where the US 2 Year Treasury Yield Increased, the return on the Barclays US Convertibles: 500MM Face Liquidity Constraint Index was on average 1.04% in the same month2

Bloomberg Consensus estimates the US 2 Year Yield to be 1.09% by the end of 2015, nearly 40bps than as of July 31, 2015

Average Monthly Returns

(As of 07/2005 – 07/2015)

1.04%

0.18%

2 Year Yield Increases 2 Year Yield Decreases

Source: SSGA, Bloomberg As of July 31, 2015,

1 Computed using monthly return data from June 1990 to June 2015 The correlation coefficient measures the strength and direction of a linear relationship between two variables.

It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income

2 SSGA, Barclays Based on monthly change of the US Treasury 2 Year Yield and return on the Barclays US Convertibles 500MM Face Liquidity Constraint Index. Period measured 07/2005–07/2015 Past performance is not a guarantee of future results. Period chosen as the longest available period of index data for convertible securities index.

Diversification does not ensure a profit or guarantee against loss.

STATE STREET GLOBAL ADVISORS IBG 16264 9

Expand With Convertibles CWB

SPDR Barclays Convertible Securities ETF

Ticker CWB

Name SPDR Barclays Convertible Securities ETF

Gross Expense Ratio (%) 0.40

Net Expense Ratio (%) 0.40

Fund Information Total Assets $2,914,213,600

Strategy Type Passive (Optimized)

Strategy Focus Convertibles

Index Weighting Methodology Market Cap

30 Days Average Daily Volume (shares) 944,264

Liquidity 30 Days Average Daily Volume ($m) $44,498,231

30 Day Average Day Bid/Ask Spread (%) 0.06

30 Day SEC Yield 2.31

Portfolio Duration 3.97

CWB Sector Exposures As of July 31, 2015

Basic Materials, Industrial,

Utilities, 2.6 1.5

4.8

Energy, Technology,

6.6 22.4

Consumer, Cyclical,

8.6

Financial,

14.3

Communications,

21.8

Consumer, Non-cyclical,

17.1

Fund Objective:

The SPDR® Barclays Convertible Securities ETF seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of the Barclays US Convertible Bond > $500MM Index.

Source: SSGA, Bloomberg As of July 31, 2015,

Characteristics and Allocations are as of July 31, 2015, are subject to change without notice and should not be relied upon thereafter.

Past performance is not a guarantee of future results.

STATE STREET GLOBAL ADVISORS IBG 16264 10

Do More For The Core With Sectors And Industries

KRE

- Equity Sector and Industry ETFs may positively enhance a portfolios overall interest rate sensitivity
- Based on the beta sensitivity to the US 10 Year Yield, the Financial sector, and its sub-industries, register the strongest relationship to an increase in rates — specifically Regional Banks

Beta Sensitivity to US 10 Year Yield (36 Mth)



0.24
0.23
0.14
0.09
0.08
0.05
0.02
0.01
SPDR S&P Regional Banking ETF
KRE
Regional Banks
SPDR S&P Bank ETF
KBE
Banks
Financial Select Sector SPDR Fund
XLF
Financial Sector
SPDR S&P 500 Value ETF
SPYV
Value
SPDR Russell 2000 ETF
TWOK
Small Cap
SPDR S&P 500 ETF Trust
SPY
Large Cap
SPDR S&P MidCap 400 ETF Trust
MDY
Mid Cap
SPDR S&P 500 Growth ETF
SPYG
Growth

Source: FactSet As of July 31, 2015 Beta sensitivity of monthly returns over the last 36 months. **Performance quoted represents past performance, which is no guarantee of future results.** The funds presented herein have different investment objectives, costs and expenses. The performance of each fund will necessarily depend on the ability of their respective managers to select portfolio investments. These differences, among others, may result in significant disparity in the funds' portfolio assets and performance.

STATE STREET GLOBAL ADVISORS

IBG-16264

11

Do More For The Core With Sectors And Industries KRE

SPDR S&P Regional Banking ETF

Ticker KRE

Fund Information

Name SPDR S&P Regional Banking ETF

Gross Expense Ratio (%) 0.35

Net Expense Ratio (%) 0.35

Total Assets $2,770,178,900

Strategy Type Passive (Full)

Strategy Focus Regional Banks

Index Weighting Methodology Equal

Liquidity

30 Days Average Daily Volume (shares) 4,429,516

30 Days Average Daily Volume ($m) $194,986,643

30 Day Average Day Bid/Ask Spread (%) 0.02

Portfolio

Dividend Yield (Trailing 12 Month) (%) 1.62

# of Holdings (ETF) 92

Fund Objective:

The SPDR® S&P® Regional Banking ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Regional Banks Select Industry Index.

Additional Information

The S&P Regional Banks Select Industry Index is a modified equal-weighted index that seeks to reflect the performance of publicly traded companies that do business as regional banks or thrifts.

Source: SSGA, Bloomberg As of July 31, 2015,

Characteristics and Allocations are as of July 31, 2015, are subject to change without notice and should not be relied upon thereafter.

Past performance is not a guarantee of future results.

KRE Market Cap Exposures (%)

Large Cap,

20

Small Cap,

32

Mid Cap,

47

STATE STREET GLOBAL ADVISORS

IBG-16264

12

Do More For The Core With Sectors And Industries

XHB

- Consider tilting a portfolio towards the potential drivers of economic growth by tactically overlaying specific Sectors and Industries — particularly Health Care, Consumer Discretionary, and Financials — within a core US equity portfolio
- Within the sectors, Homebuilder and Biotechnology industries appear attractive to potentially drive growth based on earnings and sales expectations, as well as macro (household sentiment and formation) and micro (M&A) trends

Q2 Earnings And Revenue Forecasts: Year Over Year Growth (%)[1]


Health Care
15
9
Telecom
9
2
Consumer Discretionary
8
2
Financials
7
4
Utilities
7
-2
Technology
4
3
Materials
4
-10
Consumer Staples
0
1
S&P 500
-1
-3
Industrials
-5
-4
Energy
-57
-33
EPS Growth As of 07/31/2015

Housing Stocks Have Risen With Builder Sentiment


NAHB Index
S&P Homebuilder Select Industry Index
70
60
50
40
30
20
10
0
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
4.5
4.3
4.2
4.4
4.5
4.9
5.1
4.9
5.0
5.1
5.5
Jun-10
Dec-10
Jun-11
Dec-11
Jun-12
Dec-12
Jun-13
Dec-13
Jun-14
Dec-14
Jun-15
Existing Home Sales (m)
NAHB/Wells Fargo Housing Market Index
S&P Homebuilders Select Industry — Price Index

[1] FactSet

Source: Bloomberg, FactSet, State Street Global Advisors As of July 31, 2015 . Past performance is not a guarantee of future results. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends net of withholding taxes and other income.

STATE STREET GLOBAL ADVISORS.

IBG-16264

13

Do More For The Core With Sectors And Industries XBI

The SPDR S&P Industry ETF Suites equal weighted methodology can lead to further potential benefits, specifically in a market segment that is experiencing high levels of growth and robust M&A activity, such as the Biotechnology

US Biotechnology M&A Is On An Upward Trend And Set To Surpass Prior Year Levels

27.4

26.5

21.5

19.2

8.1

2011 2012 2013 2014 2015 (thru July)

Deal Volume (Billion $) Linear (Deal Volume (Billion $))

Equal Weighting May Lead To A Higher Participation Rate In M&A Growth Opportunities

As a result of the broader market cap coverage, XBI has had the below metrics over last 18 months in regards to the M&A targets :

# of targets XBI was overweight versus IBB1: 11 out of 12

# of Deals where IBB did not hold target: 2 out of 12

Average overweight to IBB in the deals: 0.69%

Average overweight to IBB in all deals: 0.56%

XBI Market Cap Weights (%)

58

21 21

Large Mid Small

Source: State Street Global Advisors, Bloomberg July 20, 2015

1 IBB iShares NASDAQ Biotechnology ETF is a market weighted Biotechnology Industry ETF. See Appendix for full list of Activity

The determination of if a stock was over or underweight is based on the holdings as of the prior nights close within the portfolios on the day before the announcement of the acquisition.

The Selection of Mergers and Acquisition deals is based on the Top 30 acquisitions over the last 18 months from the deal announcement date that are either pending or have been completed The Deal List is per Bloomberg Mergers and Acquisitions Function, screening for US firms located within the Biotechnology or Pharmaceutical Bloomberg Industry Classifications that trade on a US listed stock exchange Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.

STATE STREET GLOBAL ADVISORS IBG-16264 14

Do More For The Core With Sectors And Industries XHB XBI

SPDR S&P Homebuilders ETF

Fund Information Ticker XHB

Name SPDR S&P Homebuilders ETF

Gross Expense Ratio (%) 0.35

Net Expense Ratio (%) 0.35

Total Assets $1,882,774,900

Strategy Type Passive (Full)

Strategy Focus Homebuilders

Index Weighting Methodology Equal

Liquidity

30 Days Average Daily Volume (shares) 2,929,517

30 Days Average Daily Volume ($m) $107,854,667

30 Day Average Day Bid/Ask Spread (%) 0.03

Portfolio

Dividend Yield (Trailing 12 Month) (%) 0.46

# of Holdings (ETF) 37

Fund Objective:

The SPDR® S&P® Homebuilders ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Homebuilders Select Industry Index

Additional Information

The S&P® Homebuilders Select Industry Index is a modified equal-weighted index that seeks to reflect the performance of publicly traded companies that are in the homebuilding sub-industry of the S&P Total Markets Index

SPDR S&P Biotech ETF

Fund Information Ticker XBI

Name SPDR S&P Biotech ETF

Gross Expense Ratio (%) 0.35

Net Expense Ratio (%) 0.35

Total Assets $2,922,188,300

Strategy Type Passive (Full)

Strategy Focus Biotech

Index Weighting Methodology Equal

Liquidity

30 Days Average Daily Volume (shares) 1,279,535

30 Days Average Daily Volume ($m) $328,231,861

30 Day Average Day Bid/Ask Spread (%) 0.10

Portfolio

Dividend Yield (Trailing 12 Month) (%) 0.74

# of Holdings (ETF) 104

Fund Objective:

The SPDR® S&P® Biotech ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Biotechnology Select Industry Index

Additional Information

The S&P® Biotechnology Select Industry Index is a modified equal-weighted index that seeks to reflect the performance of publicly traded companies that are in the biotechnology sub-industry of the S&P Total Markets Index

Source: SSGA, Bloomberg As of July 31, 2015,

Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.

Past performance is not a guarantee of future results.

STATE STREET GLOBAL ADVISORS

IBG-16264

15

Look Overseas For Growth

FEZ

- Eurozone Q2 GDP numbers missed estimates (1.3% versus 1.6%)[1], which we believe should ensure QE and other accommodative policies to continue, so a market position is necessary
- Germany looks to be the leader of the recovery, but it's not the only catalyst (Spain +3.9% GDP growth in Q2) — so a sole single country position may miss some of the tide that is lifting "all boats"

ECB Balance Sheet of Assets versus Euro STOXX 50 Index



4,000
3,800
3,600
3,400
3,200
3,000
2,800
Euro STOXX 50 Index Level
2,600
2,500
2,400
2,300
2,200
2,100
2,000
1,900
1,800
ECB Balance Sheet Assets (B)
ECB Announces QE
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Euro STOXX 50 Index
ECB Balance Sheet Total Assets

Valuations Are Below Historical Averages And EPS Growth Is Steady



3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.68
1.55
Jun-01
Nov-02
Apr-04
Sep-05
Feb-07
Jul-08
Dec-09
May-11
Oct-12
Mar-14
Aug-15
Euro Stoxx 50 Price to Book Ratio
Average P/B
12.7%
0.46%
10.8%
-2.74%
Q1 2015
Q2 2015
Euro Stoxx 50 Earnings Growth
S&P 500 Earnings Growth

[1] Bloomberg Market Forecasts

Source: Bloomberg,, State Street Global Advisors As of July 31, 2015 . Past performance is not a guarantee of future results. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends net of withholding taxes and other income.

STATE STREET GLOBAL ADVISORS

IBG-16264

16

Look Overseas For Growth

FEZ

SPDR EURO STOXX 50 ETF

Fund Information

Ticker	FEZ
Name	SPDR EURO STOXX 50 ETF
Gross Expense Ratio (%)	0.29
Net Expense Ratio (%)	0.29
Total Assets	$4,816,395,600
Strategy Type	Passive (Full)
Strategy Focus	Eurozone
Index Weighting Methodology	Market Cap

Liquidity

30 Days Average Daily Volume (shares)	3,114,639
30 Days Average Daily Volume ($m)	$117,409,634
30 Day Average Day Bid/Ask Spread (%)	0.03

Portfolio

Dividend Yield (Trailing 12 Month) (%)	3.18
# of Holdings (ETF)	53

Fund Objective:

The SPDR® EURO STOXX 50® ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index.

Additional Information

The EURO STOXX 50® Index is designed to represent the performance of some of the largest companies across components of the 20 EURO STOXX Supersector Indexes. The EURO STOXX Supersector Indexes are subsets of the EURO STOXX Index. The EURO STOXX Index is a broad yet liquid subset of the STOXX Europe 600 Index. The Index captures approximately 60% of the free-float market capitalization of the EURO STOXX Total Market Index, which in turn covers approximately 95% of the free float market cap.

FEZ Country Exposure


36
31
13
8
5
4
3
1
France
Germany
Spain
Italy
Netherlands
Belgium
United Kingdom
Finland

FEZ Sector Exposure


27
11
11
11
11
7
6
6
5
5
Financials
Health Care
Industrials
Consumer Discretionary
Consumer Staples
Energy
Telecommunication Services
Utilities
Information Technology
Materials

Source: SSGA, Bloomberg As of July 31, 2015,
Characteristics and Allocations are as of July 31, 2015, are subject to change without notice and should not be relied upon thereafter.
Past performance is not a guarantee of future results.

STATE STREET GLOBAL ADVISORS

IBG-16264

17

Look Overseas For Growth

RWX

- Since the start of 2015, 57[1] number of global central banks have enacted some form of accommodative monetary polices, with the ECB and BOJ launching asset purchase programs (QE)
- Global sovereign Ex-US bonds yield 0.80%[2] as of July, below the 5 year average of 1.5%, and rates are expected to remain low which should fuel demand for high yielding economic sensitive market segments such as real estate

Real Estate Performance versus Market During US QE Program



US Treasury 10 Yield (%)
Ratio of S&P 500 Real Estate to S&P 500
Taper Tantrum
4.3
3.8
3.3
2.8
2.3
1.8
1.3
0.12
0.11
0.11
0.10
0.10
0.09
0.09
0.08
0.08
0.07
Jul-09
Dec-09
May-10
Oct-10
Mar-11
Aug-11
Jan-12
Jun-12
Nov-12
Apr-13
Sep-13
Feb-14
Jul-14
Dec-14
May-15
US 10 Year Treasury Yield
S&P 500 Real Estate Industry Index / S&P 500 Index
Federal Reserve Assets On Balance Sheet

International Rates Expected To Remain Low



0.1 0.1
0.5 0.8
0.1 0.1
2.0 1.9
0.8 0.5
Japan
United Kingdom
Eurozone
Australia
Canada
Current Central Bank Rate
Q4 2016 Estimate*



20
17
13
12
10
Japan
United Kingdom
Eurozone
Australia
Canada
Country Exposure (%) In RWX

* Bloomberg As of July 31, 2015
[1] Cornerstone Macro Research As of July, 2015, [2] Bloomberg Global Ex-US Developed Sovereign Bond Index
Source: Bloomberg, FactSet, State Street Global Advisors As of July 31, 2015 . Past performance is not a guarantee of future results. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends net of withholding taxes and other income.
Country Exposure are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.

STATE STREET GLOBAL ADVISORS

IBG-16264

18

Look Overseas For Growth

RWX

SPDR Dow Jones International Real Estate ETF

	Ticker	RWX
Fund Information	Name	SPDR Dow Jones International Real Estate ETF
	Gross Expense Ratio (%)	0.59
	Net Expense Ratio (%)	0.59
	Total Assets	$5,156,702,600
	Strategy Type	Passive (Optimized)
	Strategy Focus	Real Estate
	Index Weighting Methodology	Market Cap
Liquidity	30 Days Average Daily Volume (shares)	536,881
	30 Days Average Daily Volume ($m)	$22,490,468
	30 Day Average Day Bid/Ask Spread (%)	0.09
Portfolio	Dividend Yield (Trailing 12 Month) (%)	3.00
	# of Holdings (ETF)	130

Fund Objective:

The SPDR® Dow Jones® International Real Estate ETF seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the Dow Jones® Global ex-US Select Real Estate Securities Index℠

The Dow Jones Global ex-US Real Estate Securities Index℠ is a float adjusted market capitalization index designed to measure the performance of publicly traded real estate securities in developed and emerging countries excluding the United States

RWX Region Exposure



53.2
33.9
10.2
2.0
0.4
0.2
Asia Pacific
Western Europe
North America
Africa / Middle East
South & Central America
Eastern Europe

Top 10 RWX Country Exposure



20
17
12
11
10
10
7
2
2
2
Japan
United Kingdom
Australia
France
Hong Kong
Canada
Singapore
Philippines
Switzerland
South Africa

Source: SSGA, Bloomberg As of July 31, 2015,
Characteristics and Allocations are as of July 31, 2015, are subject to change without notice and should not be relied upon thereafter.
Past performance is not a guarantee of future results. Visit spdrs.com for most recent month-end performance.

STATE STREET GLOBAL ADVISORS

IBG-16264

19

Gold As A Strategic Hedge GLD

Over time, holding a modest allocation to gold has been found to offer a range of potential portfolio benefits, including: Portfolio Diversification, Moderating Volatility In Tumultuous Markets, and Wealth Preservation

Gold As A Strategic Hedge In Tumultuous Times1

%

20

10

0

-10

-20

-30

-40

-50

-60

-70

Gulf War I

LTCM

Dot.com Meltdown

9/11

2002 Recession

Great Recession

Sov’t Debt Crisis I

Gold

MSCI USTR Index

Commodities

Hedge Funds

Real Estate Private Equity

US Treasuries

Gold As A Potential Portfolio Diversifier: Correlation Of Returns To Other Asset Classes2

0.43

0.22

0.19

0.18

0.14

0.12

0.10

0.09

0.07

-0.02

-0.05

Bloomberg Commodity Index

BofA Merrill Lynch US Corporate Index

MSCI Emerging Markets Index

Barclays US Aggregate index

BofA Merrill Lynch US Treasury Index

MSCI EAFE Index

Dow Jones US Select REIT Index

Barclays US High Yield Index

Russell 2000 Index

S&P 500 Index

US 3M Libor (Cash)

Source: SSGA, Bloomberg As of July 31, 2015 Past performance is not a guarantee of future results.

1 Source: FactSet, State Street Global Advisors, from 01/01/1979 to 12/31/2013.

Notes: Persian Gulf War I: Q3 1990, LTCM: Q3 1998, Dot-com meltdown: Q1 2001, 9/11: Q3 2001, 2002 recession: Q2/Q3 2002, US Credit Crisis: q4 2008/Q1 2009, European sovereign debt crisis: Q2 2010.

2 Computed using monthly return data from June 1990 to June 2015. The correlation coefficient measures the strength and direction of a linear relationship between two variables. It measures the degree to which the deviations of one variable from its mean are related to those of a different variable from its respective mean. Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income. Diversification does not ensure a profit or guarantee against loss.

Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available by clicking here https://www.spdrs.com/library-content/public/SPDR_GOLD%20TRUST_PROSPECTUS.pdf

STATE STREET GLOBAL ADVISORS

IBG-16264

20

Gold As A Strategic Hedge

GLD

SPDR Gold Shares

Fund Information

Liquidity

Ticker GLD

Name SPDR Gold Shares

Gross Expense Ratio (%) 0.40

Net Expense Ratio (%) 0.40

Total Assets $23,747,009,600

Strategy Type Passive (Full)

Strategy Focus Gold

Index Weighting Methodology Single Asset

30 Days Average Daily Volume (shares) 7,191,089

30 Days Average Daily Volume ($m) $774,931,878

30 Day Average Day Bid/Ask Spread (%) 0.01

Fund Objective:

The investment objective of the Trust is for SPDR® Gold Shares (GLD®) to reflect the performance of the price of gold bullion, less the Trust’s expenses

Source: SSGA, Bloomberg As of July 31, 2015,

Characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.

GLD Shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each share will decline over time. Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available by clicking here https://www.spdrs.com/library-content/public/SPDR_GOLD%20TRUST_PROSPECTUS.pdf

STATE STREET GLOBAL ADVISORS

IBG-16264

21

Portfolio Construction:

State Street SPDR ETF Multi-Asset Class Illustrative Examples

For Investment Professional Use only - Not to Be Distributed to the Public Do not reproduce or reprint without the written permission of SSGA.

STATE STREET

GLOBAL ADVISORS

IBG-16264

22

State Street SPDR ETF Multi-Asset Class Illustrative Examples

The precise nature of ETFs allow an investor to tailor a global multi- asset class portfolio and have become essential tools in the portfolio construction process

The following are illustrative portfolios constructed by allocating to different global market segments with the appropriate SPDR ETFs

The goal of these portfolios is to provide an educational guidepost on how ETFs can be used as building blocks to create outcome or objective oriented exposures

Portfolio Exposure

Equities

Fixed Income

Alternatives

US Equities

High Yield

Convertibles

Gold

Source SSGA, As of May 31

The information contained above is for illustrative purposes only.

STATE STREET GLOBAL ADVISORS

IBG-16264

23

Global Multi-Asset Class Portfolio

This Portfolio Seeks to:

- Provide exposure across asset classes and regions, while maintaining the traditional 60/40 Equity and Fixed Income split
- Improve diversification by increasing the portfolios allocation to international equities and real assets
- Improve ability for customization within sub-segments of the specific asset classes

Ticker	Name	Weight
SPY	SPDR S&P 500 ETF Trust	21.00
MDY	SPDR S&P MidCap 400 ETF Trust	2.00
TWOK	SPDR Russell 2000 ETF	3.00
GWL	SPDR S&P World ex-US ETF	19.00
GMM	SPDR S&P Emerging Markets ETF	5.00
GWX	SPDR S&P International Small Cap ETF	3.00
EWX	SPDR S&P Emerging Markets SmallCap ETF	1.00
RWR	SPDR Dow Jones REIT ETF	3.00
RWX	SPDR Dow Jones International Real Estate ETF	3.00
LAG	SPDR Barclays Aggregate Bond ETF	25.00
JNK	SPDR Barclays High Yield Bond ETF	6.00
IPE	SPDR Barclays TIPS ETF	5.00
WIP	SPDR DB International Government Inflation-Protected Bond ETF	2.00
BIL	SPDR Barclays 1–3 Month T-Bill	2.00
Total		**100.00**

Characteristic	Portfolio	MSCI ACWI Index
Price to Book Ratio (P/B)	1.93	2.01
Price to Earnings Ratio (P/E)	17.03	16.93
Return on Equity (%)	18.36	20.29
Debt/Equity (%)	139	176
Market Capitalization ($B)	73.06	87.16

Characteristic	Portfolio	Barclays US Aggregate Index
Yield to Worst (%)	2.14	2.3
Duration (OAD)	5.82	5.6
Credit Spread (OAS bps)	115.5	54.9
Bloomberg Average Credit Rating	A+	AA

Characteristic	Portfolio	MSCI ACWI/Barclays US Aggregate Index
Expected Standard Deviation	7.38	7.47

Source: SSGA, Bloomberg LP, as of July 31, 2015.
The benchmark that is used for comparison is the MSCI ACWI for Equity, and Barclays US Aggregate Index for Fixed Income
All Risk measures are derived from Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year.
The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially.
Past performance is not a guarantee of future results. Diversification does not ensure a profit or guarantee against loss.
Yield to Worst represents the lowest potential yield that can be received on a bond, including prepayment, call or put provisions that will allow the issuer to offer a lower coupon rate (if the bond has prepayment provisions) based on current market rates, without the issuer defaulting. Yield to worst will be the lowest or the same as yield to maturity but never higher.

STATE STREET GLOBAL ADVISORS

IBG-16264

24

Expanded US Aggregate Portfolio

This Portfolio Seeks to:

- Reduce exposure to the interest rate sensitive Aggregate fixed income sectors
- Expand into non-Aggregate sectors such as Senior Loans Floating Rate Notes, and Short Duration High Yield
- Lower duration and Increase yield
- Maintain investment grade credit rating

Ticker	Name	Weight (%)
Government		**15.00**
ITE	SPDR Barclays Intermediate Term Treasury ETF	15.00
Credit		**70.00**
SCPB	SPDR Barclays Short Term Corporate Bond ETF	17.50
ITR	SPDR Barclays Intermediate Term Corporate Bond ETF	17.50
SJNK	SPDR Barclays Short Term High Yield Bond ETF	15.00
SRLN	SPDR BlackstonefGSO Senior Loan ETF	10.00
FLRN	SPDR Barclays Investment Grade Floating Rate Bond ETF	10.00
Securitized		**15.00**
MBG	SPDR Barclays Mortgage Backed Bond ETF	15.00
Total		**100.00**

Characteristics	Portfolio	Barclays US Aggregate Index
Yield to Worst (%)	2.6	2.3
Duration	2.9	5.6
Credit Spread (bps)	177	54.9
Bloomberg Composite Rating	A-	AA

Characteristic	Portfolio	Barclays US Aggregate Index
Expected Standard Deviation	1.49	3.25

Investment Grade/Non Investment Grade Breakdown



Non-Investment Grade, 25%
Investment Grade, 75%

Source: Bloomberg, LP, SSGA, as of June 30, 2015.
The Characteristics shown are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. **All Risk measures are derived from Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year.** The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially. Past performance is not a guarantee of future results.
Yield to Worst represents the lowest potential yield that can be received on a bond, including prepayment, call or put provisions that will allow the issuer to offer a lower coupon rate (if the bond has prepayment provisions) based on current market rates, without the issuer defaulting. Yield to worst will be the lowest or the same as yield to maturity but never higher.

STATE STREET GLOBAL ADVISORS

IBG-16264

25

Short Duration Expanded Aggregate Portfolio

This Portfolio Seeks to:

- Reduce exposure to the interest rate sensitive Aggregate fixed income sectors
- Expand into non-Aggregate sectors
- Lower duration to the Index
- Increase yield to the Index
- Maintain investment grade credit rating

Ticker	Name	Weight (%)
Inflation Protected		**10.00**
SST	SPDR Barclays Short Term Treasury ETF	10.00
Hybrids		**85.00**
FLRN	SPDR Barclays Investment Grade Floating Rate Bond ETF	25.00
SCPB	SPDR Barclays Short Term Corporate Bond ETF	15.00
SJNK	SPDR Barclays Short Term High Yield Bond ETF	20.00
SRLN	SPDR Blackstone/GSO Senior Loan ETF	25.00
Securitized		**20.00**
MBG	SPDR Barclays Mortgage Backed Bond ETF	5.00
Total		**100.00**

Characteristics	Portfolio	Barclays US Aggregate Index
Yield to Worst (%)	3.1	2.3
Duration	1.5	5.6
Credit Spread (bps)	281	54.9
Bloomberg Composite Rating	BBB+	AA

Characteristic	Portfolio	Barclays US Aggregate Index
Expected Standard Deviation	1.49	3.25

Investment Grade/Non Investment Grade Breakdown


Non-Investment Grade, 45.0%
Investment Grade, 55.0%

Source: Bloomberg, LP, SSGA ,
as of June 30, 2015 The Characteristics shown are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. **All Risk measures are derived from Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year.** The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average.
The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially. Past performance is not a guarantee of future results. Yield to Worst represents the lowest potential yield that can be received on a bond, including prepayment, call or put provisions that will allow the issuer to offer a lower coupon rate (if the bond has prepayment provisions) based on current market rates, without the issuer defaulting. Yield to worst will be the lowest or the same as yield to maturity but never higher.

STATE STREET GLOBAL ADVISORS

IBG-16264

26

Global Fixed Income Expanded Aggregate Portfolio

This Portfolio Seeks to:

- Reduce exposure to the interest rate sensitive Aggregate fixed income sectors
- Expand into non-Aggregate and Global sectors
- Lower duration and increase yield to the Index
- Maintain an investment grade credit rating
- Maintain 60% exposure to the US

Ticker	Name	Weight (%)
Active (US/International)		**60.00**
TOTL	SPDR DoubleLine® Total Return Tactical ETF	60.00
Inflation Protected		**10.00**
IPE	SPDR Barclays TIPS ETF	5.00
WIP	SPDR DB International Government Inflation-Protected Bond ETF	5.00
Hybrids		**10.00**
PSK	SPDR Wells Fargo Preferred Stock ETF	5.00
CWB	SPDR Barclays Convertible Securities ETF	5.00
International Debt		**20.00**
BWX	SPDR Barclays International Treasury Bond ETF	10.00
IBND	SPDR Barclays International Corporate Bond ETF	5.00
EMCD	SPDR Barclays Emerging Markets Corporate Debt ETF	5.00
Total		**100.00**

Characteristics	Portfolio	Barclays US Aggregate Index
Yield to Worst (%)	3.3	2.3
Duration	5.1	5.6
Credit Spread (bps)	74	54.9
Bloomberg Composite Rating	BBB+	AA

Characteristic	Portfolio	Barclays US Aggregate Index
Expected Standard Deviation	3.22	3.25

Investment Grade/Non Investment Grade Breakdown



Non-Investment Grade, 25.5%
Investment Grade, 74.5%

Source: Bloomberg, LP, SSGA ,
as of June 30, 2015 The Characteristics shown are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. **All Risk measures are derived from Bloomberg Global Risk Model and are expected risk measures forecast over the next calendar year.** The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially. Past performance is not a guarantee of future results. Yield to Worst represents the lowest potential yield that can be received on a bond, including prepayment, call or put provisions that will allow the issuer to offer a lower coupon rate (if the bond has prepayment provisions) based on current market rates, without the issuer defaulting. Yield to worst will be the lowest or the same as yield to maturity but never higher.

STATE STREET GLOBAL ADVISORS.

IBG-16264

27

Core US Equity Thematic Sector and Industry Overlay

This Portfolio Seeks to:

- Augment an existing Core US Equity position by overlaying specific sectors and industries
- Increase exposure along two themes:
  - Rising Rates
  - US Earnings Growth
- Maintain equivalent expected standard deviation and beta to the S&P 500 Index

Ticker	Name	Weight (%)
Core US Equity		**60.00**
SPY	SPDR S&P 500 ETF Trust	60.00
Rising Rates		**20.00**
KRE	SPDR S&P Regional Banking ETF	10.00
XLF	Financial Select Sector SPDR Fund	10.00
US Growth		**20.00**
XBI	SPDR S&P Biotech ETF	10.00
XHB	SPDR S&P Homebuilders ETF	10.00
Total		**100.00**

Characteristic	Portfolio	S&P 500 Index
Price to Book Ratio (P/B)	2.74	2.77
5 Year Avg Price to Book Ratio (P/B)	2.67	2.77
Price to Earnings Ratio (P/E)	18.37	18.12
5 Year Avg Price to Earnings Ratio (P/E)	18.21	18.05
Debt/Equity (%)	123.20	120.59
Market Capitalization ($B)	111.76	138.26

Characteristic	Portfolio	S&P 500 Index
Expected Standard Deviation	11.61	10.97
Expected Beta to the S&P 500 Index	1.03	



6.8%
5.0%
14.4%
11.2%
EST EPS Growth 1 Yr
EST EPS Growth 3-5 Yr
Portfolio
S&P 500 Index



0.06
0.05
Beta Sensativity to US 10 Year Yield
Portfolio
S&P 500 Index

Source: SSGA, Bloomberg LP As of July 31, 2015. All Risk measures are derived from Bloomberg US Equity Fundamental and are expected risk measures forecast over the next calendar year. Portfolio characteristics are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. The model portfolio performance shown was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA's decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially. **Past performance is not a guarantee of future results.** Yield to Worst represents the lowest potential yield that can be received on a bond, including prepayment, call or put provisions that will allow the issuer to offer a lower coupon rate (if the bond has prepayment provisions) based on current market rates, without the issuer defaulting. Yield to worst will be the lowest or the same as yield to maturity but never higher.

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Supporting Documents

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Appendix A: M&A Deal List

Holdings Date	XBI Weight In Target	IBB Weight In Target	Target Ticker	Acquirer Ticker	Announce Date	Target Name	Acquirer Name	Deal Status
3/3/2015	1.67	2.57	PCYC US	ABBV US	Mar 4, 2015	Pharmacyclics Inc	AbbVie Inc	Completed
12/5/2015	1.25	1.11	CBST US	MRK US	Dec 8, 2014	Cubist Pharmaceuticals Inc	Merck & Co Inc	Completed
5/5/2015	1.01	0.56	GEVA US	ALXN US	May 6, 2015	Synageva BioPharma Corp	Alexion Pharmaceuticals Inc	Completed
8/22/2014	1.55	1.17	ITMN US	ROG VX	Aug 24, 2014	InterMune Inc	Roche Holding AG	Completed
7/13/2015	1.00	0.87	RCPT US	CELG US	Jul 14, 2015	Receptos Inc	Celgene Corp	Pending
1/9/2015	1.48	0.74	NPSP US	SHP LN	Jan 12, 2015	NPS Pharmaceuticals Inc	Shire PLC	Completed
6/6/2014	1.42	0.25	IDIX US	MRK US	Jun 09, 2014	Idenix Pharmaceuticals Inc	Merck & Co Inc	Completed
3/27/2015	0.95	0.32	ASPX US	TEVA IT	Mar 30, 2015	Auspex Pharmaceuticals Inc	Teva Pharmaceutical Industries Ltd	Completed
6/14/2015	1.07	0.21	AGN US	KYTH US	Jun 15, 2015	KYTHERA Biopharmaceuticals	Allergan plc	Pending
6/26/2015	0.73	0.00	JUNO US	CELG US	Jun 29, 2015	Juno Therapeutics Inc	Celgene Corp	Completed
1/9/2015	1.13	0.11	FMI US	ROG VX	Jan 12, 2015	Foundation Medicine Inc	Roche Holding AG	Completed
5/7/2014	1.32	0.00	CHTP US	LUN DC	May 8, 2014	Chelsea Therapeutics Interna	H Lundbeck A/S	Completed

Source: State Street Global Advisors, Bloomberg July 20, 2015
The determination of if a stock was over or underweight is based on the holdings as of the prior nights close within the portfolios on the day before the announcement of the acquisition.
The Selection of Mergers and Acquisition deals is based on the Top 30 acquisitions over the last 18 months from the deal announcement date that are either pending or have been completed The Deal List is per Bloomberg Mergers and Acquisitions Function, screening for US firms located within the Biotechnology or Pharmaceutical Bloomberg Industry Classifications that trade on a US listed stock exchange

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Appendix B: Standard Performance

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Standard Performance as of 6/30/2015

NAME	TICKER	GROSS EXPENSE RATIO		CUMULATIVE QTD	CUMULATIVE YTD	ANNUALIZED 1YR	ANNUALIZED 3YR	ANNUALIZED 5YR	ANNUALIZED 10YR	SINCE INCEPTION	INCEPTION DATE	PERF AS OF
SPDR EURO STOXX 50 ETF	FEZ	0.29%	NAV	-2.01%	2.43%	-11.14%	13.37%	7.58%	3.33%	6.96%	10/15/2002	06/30/2015
MARKET VALUE		N/A	Market Value	-1.61	3.77	-10.82	13.46	8.04	3.39	7.01	10/15/2002	06/30/2015
SPDR Gold Shares	GLD	0.40	NAV	-1.45	-2.55	-11.31	-10.22	-1.60	9.91	9.17	11/18/2004	06/30/2015
MARKET VALUE		N/A	Market Value	-1.13	-1.07	-12.24	-10.20	-1.58	9.96	9.05	11/18/2004	06/30/2015
SPDR DoubleLine Total Return Tactical ETF	TOTL	0.65	NAV	-0.42	N/A	N/A	N/A	N/A	N/A	-0.34	02/23/2015	06/30/2015
MARKET VALUE		N/A	Market Value	-0.38	N/A	N/A	N/A	N/A	N/A	-0.26	02/23/2015	06/30/2015
SPDR Blackstone/GSO Senior Loan ETF	SRLN	0.70	NAV	0.64	2.94	2.38	N/A	N/A	N/A	2.51	04/03/2013	06/30/2015
MARKET VALUE		N/A	Market Value	0.66	2.83	2.39	N/A	N/A	N/A	2.52	04/03/2013	06/30/2015
SPDR Dow Jones International Real Estate ETF	RWX	0.59	NAV	-2.52	1.28	-2.71	9.65	11.71	N/A	0.50	12/15/2006	06/30/2015
MARKET VALUE		N/A	Market Value	-2.50	2.08	-2.75	9.34	12.04	N/A	0.51	12/15/2006	06/30/2015
SPDR Barclays Convertible Securities ETF	CWB	0.40	NAV	0.32	2.59	1.27	13.36	10.78	N/A	12.90	04/14/2009	06/30/2015
MARKET VALUE		N/A	Market Value	0.08	2.32	1.10	13.51	10.83	N/A	12.93	04/14/2009	06/30/2015
SPDR Barclays Investment Grade Floating Rate ETF	FLRN	0.15	NAV	0.11	0.31	0.29	1.04	N/A	N/A	1.42	11/30/2011	06/30/2015
MARKET VALUE		N/A	Market Value	0.31	0.77	0.56	1.33	N/A	N/A	1.50	11/30/2011	06/30/2015
SPDR Barclays High Yield Bond ETF	JNK	0.40	NAV	-0.67	1.68	-2.50	5.47	7.68	N/A	6.09	11/28/2007	06/30/2015
MARKET VALUE		N/A	Market Value	0.72	-1.90	-9.20	N/A	N/A	N/A	-5.53	11/28/2007	06/30/2015
SPDR Barclays Short Term High Yield Bond ETF	SJNK	0.40	NAV	0.22	1.72	-1.72	4.53	N/A	N/A	4.25	03/14/2012	06/30/2015
MARKET VALUE		N/A	Market Value	0.23	2.07	-1.77	4.32	N/A	N/A	4.33	03/14/2012	06/30/2015
SPDR S&P Biotech ETF	XBI	0.35	NAV	14.61	35.77	65.37	42.74	37.78	N/A	19.32	01/31/2006	06/30/2015
MARKET VALUE		N/A	Market Value	14.79	35.87	65.36	42.76	37.79	N/A	19.32	01/31/2006	06/30/2015
SPDR S&P Homebuilders ETF	XHB	0.35	NAV	-0.82	7.48	12.37	20.26	21.80	N/A	-1.52	01/31/2006	06/30/2015
MARKET VALUE		N/A	Market Value	-0.72	7.48	12.38	20.25	21.80	N/A	-1.52	01/31/2006	06/30/2015
SPDR S&P Regional Banking ETF	KRE	0.35	NAV	8.54	9.34	11.40	19.35	15.85	N/A	1.50	06/19/2006	06/30/2015
MARKET VALUE		N/A	Market Value	8.60	9.33	11.46	19.33	15.86	N/A	1.51	06/19/2006	06/30/2015
SPDR Barclays Intermediate Term Treasury ETF	ITE	0.10	NAV	-0.49	0.76	1.69	0.77	2.03	N/A	3.88	05/23/2007	06/30/2015
MARKET VALUE		N/A	Market Value	-0.55	0.81	1.66	0.76	2.02	N/A	3.88	05/23/2007	06/30/2015
SPDR Barclays Short Term Corporate Bond ETF	SCPB	0.12	NAV	0.00	0.72	0.74	1.62	2.01	N/A	1.96	12/16/2009	06/30/2015
MARKET VALUE		N/A	Market Value	-0.18	0.60	0.61	1.52	1.98	N/A	1.96	12/16/2009	06/30/2015
SPDR Barclays Intermediate Term Corporate Bond ETF	ITR	0.12	NAV	-1.11	0.76	1.34	2.95	4.19	N/A	5.56	02/10/2009	06/30/2015
MARKET VALUE		N/A	Market Value	-1.21	0.35	1.14	2.75	4.10	N/A	5.58	02/10/2009	06/30/2015
SPDR Barclays Mortgage Backed Bond ETF	MBG	0.29	NAV	-0.83	0.14	2.03	1.62	2.70	N/A	3.60	01/15/2009	06/30/2015
MARKET VALUE		N/A	Market Value	-1.20	0.21	2.04	1.55	2.65	N/A	3.57	01/15/2009	06/30/2015
SPDR Barclays Short Term Treasury ETF	SST	0.10	NAV	-0.01	0.84	1.23	0.71	N/A	N/A	0.73	11/30/2011	06/30/2015
MARKET VALUE		N/A	Market Value	-0.03	0.91	1.27	0.81	N/A	N/A	0.75	11/30/2011	06/30/2015

Source: SSGA. As of June 30, 2015. **Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.** Performance numbers for funds less than 1 year old are cumulative. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund's NAV is calculated. If you trade your shares at another time, your return may differ.

The gross expense ratio is the fund's total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund's most recent prospectus.

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Standard Performance as of 6/30/2015

NAME	TICKER	GROSS EXPENSE RATIO		CUMULATIVE QTD	CUMULATIVE YTD	ANNUALIZED 1YR	ANNUALIZED 3YR	ANNUALIZED 5YR	ANNUALIZED 10YR	SINCE INCEPTION	INCEPTION DATE	PERF AS OF
SPDR Barclays TIPS ETF	IPE	0.15%	NAV	-1.37%	0.03%	-1.84%	-0.96%	3.20%	N/A	4.70%	05/25/2007	06/30/2015
MARKET VALUE		N/A	Market Value	-1.67	-0.30	-1.96	-1.04	3.14	N/A	4.68	05/25/2007	06/30/2015
SPDR Barclays Aggregate Bond ETF	LAG	0.10	NAV	-1.72	-0.13	1.77	1.71	3.23	N/A	4.79	05/23/2007	06/30/2015
MARKET VALUE		N/A	Market Value	-2.00	-0.54	1.58	1.65	3.22	N/A	4.77	05/23/2007	06/30/2015
SPDR Wells Fargo Preferred Stock ETF	PSK	0.45	NAV	-2.01	1.71	5.11	4.95	7.16	N/A	7.92	09/16/2009	06/30/2015
MARKET VALUE		N/A	Market Value	-2.00	1.51	5.10	4.97	7.22	N/A	7.96	09/16/2009	06/30/2015
SPDR Barclays International Corporate Bond ETF	IBND	0.50	NAV	0.77	-8.66	-16.02	0.32	2.64	N/A	2.56	05/19/2010	06/30/2015
MARKET VALUE		N/A	Market Value	1.09	-8.93	-16.16	0.38	2.65	N/A	2.62	05/19/2010	06/30/2015
SPDR Barclays International Treasury Bond ETF	BWX	0.50	NAV	-1.57	-5.62	-13.01	-2.55	1.30	N/A	2.02	10/02/2007	06/30/2015
MARKET VALUE		N/A	Market Value	-1.92	-5.96	-13.31	-2.57	1.31	N/A	2.01	10/02/2007	06/30/2015
SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF	EMCD	0.50	NAV	0.82	3.11	-0.35	3.60	N/A	N/A	3.65	06/18/2012	06/30/2015
MARKET VALUE		N/A	Market Value	1.78	4.33	-1.87	3.07	N/A	N/A	3.60	06/18/2012	06/30/2015
SPDR DB International Government Inflation-Protected Bond ETF	WIP	0.50	NAV	-0.30	-4.49	-11.25	-0.29	3.67	N/A	1.00	03/13/2008	06/30/2015
MARKET VALUE		N/A	Market Value	0.48	-3.70	-10.50	-0.04	3.85	N/A	1.05	03/13/2008	06/30/2015
SPDR Dow Jones REIT ETF	RWR	0.25	NAV	-10.00	-5.84	4.97	8.40	14.14	6.64%	10.79	04/23/2001	06/30/2015
MARKET VALUE		N/A	Market Value	-10.03	-5.91	4.96	8.41	14.12	6.64	10.79	04/23/2001	06/30/2015
SPDR Russell 2000 ETF	TWOK	0.12	NAV	0.37	4.67	6.43	N/A	N/A	N/A	13.00	07/08/2013	06/30/2015
MARKET VALUE		N/A	Market Value	0.51	4.81	6.52	N/A	N/A	N/A	13.06	07/08/2013	06/30/2015
SPDR S&P 500 ETF	SPY	0.1098	NAV	0.26	1.19	7.34	17.14	17.16	7.79	9.17	01/22/1993	06/30/2015
MARKET VALUE		N/A	Market Value	0.23	1.12	7.30	17.11	17.16	7.79	9.17	01/22/1993	06/30/2015
SPDR S&P MIDCAP 400 ETF	MDY	0.25	NAV	-1.12	4.07	6.11	18.24	17.48	9.42	12.04	05/04/1995	06/30/2015
MARKET VALUE		N/A	Market Value	-1.12	4.08	6.10	18.25	17.48	9.42	12.05	05/04/1995	06/30/2015
Financial Select Sector SPDR Fund	XLF	0.15	NAV	1.69	-0.42	9.22	20.60	13.93	0.22	2.61	12/16/1998	06/30/2015
MARKET VALUE		N/A	Market Value	1.66	-0.44	9.29	20.63	13.93	0.23	2.61	12/16/1998	06/30/2015
SPDR S&P International Small Cap ETF	GWX	0.40	NAV	5.70	10.90	-2.12	12.43	9.89	N/A	1.84	04/20/2007	06/30/2015
MARKET VALUE		N/A	Market Value	5.93	11.98	-2.03	12.20	10.33	N/A	1.87	04/20/2007	06/30/2015
SPDR S&P World ex-US ETF	GWL	0.34	NAV	0.99	5.39	-4.36	11.17	9.11	N/A	0.81	04/20/2007	06/30/2015
MARKET VALUE		N/A	Market Value	0.97	5.85	-4.50	10.87	9.33	N/A	0.81	04/20/2007	06/30/2015
SPDR S&P Emerging Markets ETF	GMM	0.59	NAV	1.02	2.87	-2.53	4.96	4.24	N/A	4.20	03/20/2007	06/30/2015
MARKET VALUE		N/A	Market Value	0.81	3.00	-2.83	4.38	4.33	N/A	4.15	03/20/2007	06/30/2015
SPDR S&P Emerging Markets Small Cap ETF	EWX	0.65	NAV	1.00	1.99	-8.06	5.43	2.90	N/A	0.58	05/12/2008	06/30/2015
MARKET VALUE		N/A	Market Value	1.37	2.31	-8.00	5.07	3.10	N/A	0.58	05/12/2008	06/30/2015
SPDR Barclays 1-3 Month T-Bill ETF	BIL	0.1368	NAV	-0.03	-0.06	-0.11	-0.08	-0.06	N/A	0.51	05/25/2007	06/30/2015
MARKET VALUE		N/A	Market Value	-0.04	-0.07	-0.15	-0.08	-0.07	N/A	0.51	05/25/2007	06/30/2015

Source: SSGA. As of June 30, 2015. **Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.** Performance numbers for funds less than 1 year old are cumulative. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund's NAV is calculated. If you trade your shares at another time, your return may differ. The gross expense ratio is the fund's total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund's most recent prospectus.

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30 Day SEC Yield as of 7/31/15

Ticker Fund 30 Day SEC Yield As of Date

TOTL SPDR Doubleline Total Return Tactical ETF 3.08 7/31/2015

SRLN SPDR Blackstone/GSO Senior Loan ETF 4.23 7/31/2015

FLRN SPDR Barclays Investment Grade Floating Rate ETF 0.56 7/31/2015

SJNK SPDR Barclays Short Term High Yield Bond ETF 5.86 7/31/2015

JNK SPDR Barclays High Yield Bond ETF 6.12 7/31/2015

CWB SPDR Barclays Convertible Securities ETF 2.21 7/31/2015

KRE SPDR S&P Regional Banking ETF 1.56 7/31/2015

XHB SPDR S&P Homebuilders ETF 0.37 7/31/2015

XBI SPDR S&P Biotech ETF 0.22 7/31/2015

FEZ SPDR EURO STOXX 50 ETF 2.10 7/31/2015

RWX SPDR Dow Jones International Real Estate ETF 2.25 7/31/2015

Source: SSGA. As of June 30, 2015. Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.

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Appendix C: Important Disclosures

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Important Disclosures

FOR INVESTMENT PROFESSIONAL USE ONLY

The views expressed in this material are the views of State Street Global Advisors IBG Research Team through the period ended July 31, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor.

All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

In general, ETFs can be expected to move up or down in value with the value of the applicable index. Although ETF shares may be bought and sold on the exchange through any brokerage account, ETF shares are not individually redeemable from the Fund. Investors may acquire ETFs and tender them for redemption through the Fund in Creation Unit Aggregations only. Please see the prospectus for more details.

Bonds generally present less short-term risk and volatility than stocks, but contain interest rate risk (as interest rates rise, bond prices usually fall); issuer default risk; issuer credit risk; liquidity risk; and inflation risk. These effects are usually pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss.

ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETF’s net asset value. Brokerage commissions and ETF expenses will reduce returns.

Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio’s investments and a potential decrease in the net asset value (“NAV”) of the Portfolio.

Investing in high yield securities, otherwise known as “junk bonds”, is considered speculative and involves greater risk of loss of principal and interest than investing in investment grade fixed income securities. These lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer.

These investments may have difficulty in liquidating an investment position without taking a significant discount from current market value, which can be a significant problem with certain lightly traded securities.

Actively managed funds and may underperform its benchmarks. An investment in the fund is not appropriate for all investors and is not intended to be a complete investment program. Investing in the fund involves risks, including the risk that investors may receive little or no return on the investment or that investors may lose part or even all of the investment.

Passively managed funds invest by sampling the Index, holding a range of securities that, in the aggregate, approximates the full Index in terms of key risk factors and other characteristics which may cause the fund to experience tracking errors relative to performance of the Index.

Non-diversified funds that focus on a relatively small number of securities tend to be more volatile than diversified funds and the market as a whole.

Foreign investments involve greater risks than US investments, including political and economic risks and the risk of currency fluctuations, all of which may be magnified in emerging markets. Diversification does not ensure a profit or guarantee against loss.

STATE STREET GLOBAL ADVISORS IBG-16264 36

Important Disclosures (continued)

The values of debt securities may decrease as a result of many factors, including, by way of example, general market fluctuations; increases in interest rates; actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments; illiquidity in debt securities markets; and prepayments of principal, which often must be reinvested in obligations paying interest at lower rates.

Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs.

Increase in real interest rates can cause the price of inflation-protected debt securities to decrease. Interest payments on inflation-protected debt securities can be unpredictable.

Investments in asset backed and mortgage backed securities are subject to prepayment risk which can limit the potential for gain during a declining interest rate environment and increases the potential for loss in a rising interest rate environment.

Government bonds and corporate bonds generally have more moderate short-term price fluctuations than stocks, but provide lower potential long-term returns.

Investing in REITs involves certain distinct risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of credit extended. REITs are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs, especially mortgage REITs, are also subject to interest rate risk (i.e., as interest rates rise, the value of the REIT may decline).

Convertible securities generally provide yields higher than the underlying stocks, but generally lower than comparable non-convertible securities, in exchange for limited upside potential.

Issuers of convertible securities may not be as financially strong as those issuing securities with higher credit ratings and may be more vulnerable to changes in the economy. Other risks associated with convertible bond investments include: Call risk which is the risk that bond issuers may repay securities with higher coupon or interest rates before the security’s maturity date; liquidity risk which is the risk that certain types of investments may not be possible to sell the investment at any particular time or at an acceptable price; and investments in derivatives, which can be more sensitive to sudden fluctuations in interest rates or market prices, potential illiquidity of the markets, as well as potential loss of principal.

Risk associated with equity investing include stock values which may fluctuate in response to the activities of individual companies and general market and economic conditions.

Investments in small-sized companies may involve greater risks than in those of larger, better known companies. Investments in mid-sized companies may involve greater risks than those in larger, better known companies, but may be less volatile than investments in smaller companies.

Select Sector SPDR Funds bear a higher level of risk than more broadly diversified funds. All ETFs are subject to risk, including the possible loss of principal. Sector ETFs products are also subject to sector risk and non-diversification risk, which generally results in greater price fluctuations than the overall

Because of their narrow focus, sector funds tend to be more volatile than funds that diversify across many sectors and companies.

The fund may contain interest rate risk (as interest rates rise bond prices usually fall); the risk of issuer default; inflation risk; and issuer call risk. The Fund may invest in US dollar-denominated securities of foreign issuers traded in the United States.

90-day US Treasury bills are insured and guaranteed by the US government. US Treasury Bills maintain a stable value if held to maturity, but returns are generally only slightly above the inflation rate.

STATE STREET GLOBAL ADVISORS IBG-16264 37

Important Disclosures (continued)

All the index performance results referred to are provided exclusively for comparison purposes only. It should not be assumed that they represent the performance of any particular investment.

Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities

Important Information Relating to SPDR Gold Trust:

The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling 1-866-320-4053.

GLD shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares.

The funds presented herein have different investment objectives, costs and expenses. The performance of each fund will necessarily depend on the ability of their respective managers to select portfolio investments. These differences, among others, may result in significant disparity in the funds’ portfolio assets and performance. For further information on the funds, please review their respective prospectuses.

Barclays is a trademark of Barclays, Inc. and has been licensed for use in connection with the listing and trading of the SPDR Barclays ETFs. SPDR Barclays ETFs are not sponsored by, endorsed, sold or promoted by Barclays, Inc. and Barclays makes no representation regarding the advisability of investing in them.

Standard & Poor’s, S&P and SPDR are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index.

STATE STREET GLOBAL ADVISORS

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Important Disclosures (continued)

Distributor: State Street Global Markets, LLC, member FINRA, SIPC, a wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs.

ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR, S&P500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, and all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc. is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not affiliated with State Street Global Markets, LLC

DoubleLine is a registered trademark of DoubleLine Capital LP.

State Street Global Markets, LLC is the distributor for all registered products on behalf of the advisor. SSGA Funds Management has retained GSO Capital Partners, DoubleLine Capital LP as the sub-advisor.

The model portfolio performance shown on 4, 24-28 was created by SPDR ETF Sales Strategy Group. Methodology is weighted average. The model portfolio performance does not reflect actual trading and does not reflect the impact that material economic and market factors may have had on SSGA’s decision-making. The results shown were achieved by means of a mathematical formula. The model performance shown is not indicative of actual future performance, which could differ substantially.

Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 1-866-787-2257 or visit www.spdrs.com. Read it carefully.

United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900.

Web: www.ssga.com

© 2015 State Street Corporation - All Rights Reserved.

Tracking Code: IBG-16264

Expiration Date: 10/20/2015

Not FDIC Insured - No Bank Guarantee - May Lose Value.

STATE STREET GLOBAL ADVISORS

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SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.